FOURTH AMENDMENT TO THE NOVATED DISTRIBUTION AGREEMENT

This fourth amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of February 8, 2016, as novated September 30, 2021, by and among Horizon Funds (the “Fund Company”), Horizon Investments, LLC (the “Adviser”) and Quasar Distributors, LLC (“Foreside”) is effective as of March 31, 2026 (the “Effective Date”).

WHEREAS, Fund Company, Adviser, and Foreside (the “Parties”) desire to amend Exhibit A to the Agreement to reflect an updated list of Funds; and

WHEREAS, Section 11.B of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2. Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto reflecting an updated Funds list.

3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

HORIZON FUNDS

By:	/s/ Matt Chambers

Matt Chambers, VP

QUASAR DISTRIBUTORS, LLC

By:	/s/ Teresa Cowan

Teresa Cowan, President

HORIZON INVESTMENTS, LLC

By:	/s/ Matt Chambers

Matt Chambers, VP

Exhibit A

to the

Novated Distribution Agreement

Fund Names

Separate Series of Horizon Funds

Name of Series:

•         Horizon Active Asset Allocation Fund

•         Horizon Active Risk Assist® Fund

•         Horizon Active Income Fund

•         Horizon Defined Risk Fund

•         Horizon Equity Premium Income Fund

•         Horizon Defensive Core Fund

•         Horizon Multi-Factor U.S. Equity Fund

•         Horizon Tactical Fixed Income Fund

•         Horizon Multi-Factor Small/Mid Cap Fund

•         Centre American Select Equity Fund

•         Centre Global Infrastructure Fund

•         Anfield Universal Fixed Income Fund